Exhibit 99.1

FERRELLGAS PARTNERS REPORTS RECORD FISCAL 2014 RESULTS:

GROSS PROFIT, ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW

OVERLAND PARK, KAN., September 29, 2014 (GLOBENEWSWIRE) — Ferrellgas Partners, L.P. (NYSE:FGP) today reported record gross profit, Adjusted EBITDA and distributable cash flow (DCF) for the fiscal year ended July 31, 2014.

Gross profit rose 7% to $791.3 million on increased propane sales volumes and margins, in addition to recently acquired midstream operations.  Adjusted EBITDA improved to $288.1 million, meeting management’s previously provided guidance of $285 million to $290 million, nearly 6 % higher than the prior record of $272.2 million achieved in fiscal 2013.  Distributable cash flow attributable to equity investors improved to $190.5 million, producing DCF coverage of 1.17x, compared with $183.1 million and DCF coverage of 1.13x in fiscal 2013.

President and Chief Executive Officer Steve Wambold pointed out, “We are very happy to deliver these record results to our investors, and I could not be more proud of the way our organization performed this year in support of our customers and investors alike.  Of longer-term significance, we were successful in taking our first step toward our strategic vision of diversifying our operations with our acquisition of Sable Environmental in May, and the establishment of our midstream division.  Through this acquisition and two subsequent acquisitions in May and September, we are a significant provider of fluid logistics and salt water disposal services in the Eagle Ford Shale region of south Texas.”

Wambold continued, “Fiscal 2014 represents our sixth record Adjusted EBITDA performance in the last nine years and we intend to build upon our success in fiscal 2015. Including the full-year impact from our midstream operations and the seven propane operations we acquired in fiscal 2014, we anticipate Adjusted EDITDA to range between $300 million and $320 million in fiscal 2015.”

- more -

Add One

Propane sales volumes for the year grew 5% to 946.6 million gallons, from 901.4 million gallons sold in the year prior.  Temperatures, as reported by the National Oceanic and Atmospheric Administration in the more highly concentrated geographic areas the partnership serves, were 4% colder than normal in fiscal 2014.  Blue Rhino tank exchange transactions contributed to the sales increase, posting a more than 9% improvement over the prior-year performance.

Operating expense for the year increased to $446.2 million from $410.1 million, reflecting the incremental cost associated with increased propane sales volumes while contending with the propane industry’s supply shortages that occurred last winter.  In addition, the acquisition of midstream operations and an accrual for contingent consideration related to the Sable transaction also increased operating expenses this fiscal year.  General and administrative expense rose to $46.0 million from $42.0 million, primarily attributable to performance-based incentives and acquisition-related expenses.  Interest expense improved to $86.5 million from $89.1 million, reflecting the benefit of the partnership’s refinancing of senior notes in October 2013.

Net earnings for the year were $33.7 million, or $0.41 per common unit, including a loss on the early extinguishment of debt associated with the refinancing of the partnership’s senior notes.  Excluding this nonrecurring expense, net earnings per common unit were $0.67 compared to $0.71 in fiscal 2013.

Add Two

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia and Puerto Rico, and provides midstream services to major energy companies in the United States.  Ferrellgas employees indirectly own more than 22 million common units of the partnership through an employee stock ownership plan.  More information about the partnership can be found online at www.ferrellgas.com.

Statements in this release concerning expectations for the future are forward-looking statements.  A variety of known and unknown risks, uncertainties and other factors could cause results, performance and expectations to differ materially from anticipated results, performance and expectations.  These risks, uncertainties and other factors are discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2014 and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contacts:

Alan Heitmann, Investor Relations

alheitmann@ferrellgas.com or (816) 792-6879

Scott Brockelmeyer, Media Relations

scottbrockelmeyer@ferrelllgas.com or (913) 661-1830

# # #

FERRELLGAS PARTNERS, L.P.  AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

	July 31, 2014	July 31, 2013
ASSETS

Current Assets:
Cash and cash equivalents	$8,289	$6,464
Accounts and notes receivable, net (including $159,003 and $130,025 of accounts receivable pledged as collateral at July 31, 2014 and July 31, 2013, respectively)	178,602	131,791
Inventories	145,969	117,116
Prepaid expenses and other current assets	32,071	25,608
Total Current Assets	364,931	280,979

Property, plant and equipment, net	611,787	589,727
Goodwill	273,210	253,362
Intangible assets, net	276,171	189,516
Other assets, net	46,171	42,444
	$1,572,270	$1,356,028

LIABILITIES AND PARTNERS’ DEFICIT

Current Liabilities:
Accounts payable	$69,360	$49,128
Short-term borrowings	69,519	50,054
Collateralized note payable	91,000	82,000
Other current liabilities	125,161	121,102
Total Current Liabilities	355,040	302,284

Long-term debt (a)	1,292,214	1,106,940
Other liabilities	36,662	33,431
Contingencies and commitments	—	—

Partners’ Deficit:
Common unitholders (81,228,237 and 79,072,819 units outstanding at July 31, 2014 and July 31, 2013, respectively)	(57,893)	(28,931)
General partner unitholder (820,487 and 798,715 units outstanding at July 31, 2014 and July 31, 2013, respectively)	(60,654)	(60,362)
Accumulated other comprehensive income	6,181	1,697
Total Ferrellgas Partners, L.P. Partners’ Deficit	(112,366)	(87,596)
Noncontrolling Interest	720	969
Total Partners’ Deficit	(111,646)	(86,627)
Total Liabilities and Partners’ Deficit	$1,572,270	$1,356,028

(a)       The principal difference between the Ferrellgas Partners, L.P. balance sheet and that of Ferrellgas, L.P., is $182 million of 8.625% notes which are liabilities of Ferrellgas Partners, L.P. and not of Ferrellgas, L.P.

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE AND TWELVE MONTHS ENDED JULY 31, 2014 AND 2013

(in thousands, except per unit data)

	Three months ended		Twelve months ended
	July 31		July 31
	2014	2013	2014	2013
Revenues:
Propane and other gas liquids sales	$350,557	$312,504	$2,147,343	$1,739,267
Other	48,473	38,169	258,517	236,200
Total revenues	399,030	350,673	2,405,860	1,975,467

Cost of product sold:
Propane and other gas liquids sales	223,872	189,161	1,456,388	1,092,261
Other	26,709	21,108	158,152	144,456

Gross profit	148,449	140,404	791,320	738,750

Operating expense (including $5,000 of change in fair value of contingent consideration for the three and twelve month period ended July 31, 2014)	112,561	100,838	446,193	410,059
Depreciation and amortization expense	22,431	20,822	84,202	83,344
General and administrative expense	10,913	9,631	45,983	42,027
Equipment lease expense	4,767	4,135	17,745	15,983
Non-cash employee stock ownership plan compensation charge	11,400	3,096	21,789	15,769
Non-cash stock and unit-based compensation charge (a)	8,326	5,111	24,508	13,545
Loss on disposal of assets	3,060	4,693	6,486	10,421

Operating income (loss)	(25,009)	(7,922)	144,414	147,602

Interest expense	(22,130)	(22,007)	(86,502)	(89,145)
Loss on extinguishment of debt	—	—	(21,202)	—
Other income (expense), net	(977)	48	(479)	565

Earnings (loss) before income taxes	(48,116)	(29,881)	36,231	59,022

Income tax expense (benefit)	125	(821)	2,516	1,855

Net earnings (loss)	(48,241)	(29,060)	33,715	57,167

Net earnings (loss) attributable to noncontrolling interest (b)	(446)	(256)	504	741

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	(47,795)	(28,804)	33,211	56,426

Less: General partner’s interest in net earnings (loss)	(478)	(288)	332	564

Common unitholders’ interest in net earnings (loss)	$(47,317)	$(28,516)	$32,879	$55,862

Earnings (loss) Per Unit
Basic and diluted net earnings (loss) per common unitholders’ interest	$(0.58)	$(0.36)	$0.41	$0.71

Weighted average common units outstanding	81,206.1	79,071.8	79,651.1	79,038.6

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Twelve months ended
	July 31		July 31
	2014	2013	2014	2013

Net earnings (loss) attributable to Ferrellgas Partners, L.P.	$(47,795)	$(28,804)	$33,211	$56,426
Income tax expense (benefit)	125	(821)	2,516	1,855
Interest expense	22,130	22,007	86,502	89,145
Depreciation and amortization expense	22,431	20,822	84,202	83,344
EBITDA	(3,109)	13,204	206,431	230,770
Loss on extinguishment of debt	—	—	21,202	—
Non-cash employee stock ownership plan compensation charge	11,400	3,096	21,789	15,769
Non-cash stock and unit-based compensation charge (a)	8,326	5,111	24,508	13,545
Loss on disposal of assets	3,060	4,693	6,486	10,421
Other expense (income), net	977	(48)	479	(565)
Change in fair value of contingent consideration	5,000	—	5,000	—
Litigation accrual and related legal fees associated with a
class action lawsuit	327	230	1,749	1,568
Net earnings (loss) attributable to noncontrolling interest (b)	(446)	(256)	504	741
Adjusted EBITDA (c)	25,535	26,030	288,148	272,249
Net cash interest expense (d)	(22,179)	(20,666)	(83,686)	(83,495)
Maintenance capital expenditures (e)	(4,328)	(4,074)	(17,673)	(15,070)
Cash paid for taxes	(413)	(462)	(816)	(550)
Proceeds from asset sales	1,257	1,967	4,524	9,980
Distributable cash flow attributable to equity investors (f)	(128)	2,795	190,497	183,114
Distributable cash flow attributable to general partner and non-controlling interest	(3)	56	3,810	3,663
Distributable cash flow attributable to common unitholders	(125)	2,739	186,687	179,451
Less: Distributions paid	40,614	39,535	159,316	158,087
Distributable cash flow excess/(shortage)	$(40,739)	$(36,796)	$27,371	$21,364

Propane gallons sales
Retail - Sales to End Users	93,216	95,235	651,358	637,923
Wholesale - Sales to Resellers	61,548	61,051	295,212	263,447
Total propane gallons sales	154,764	156,286	946,570	901,370

Midstream operations (barrels processed)	2,500	—	2,500	—

(a)        Non-cash stock and unit-based compensation charges consist of the following:

	Three months ended		Twelve months ended
	July 31		July 31
	2014	2013	2014	2013
Operating expense	$1,832	$665	$5,335	$2,391
General and administrative expense	6,494	4,446	19,173	11,154
Total	$8,326	$5,111	$24,508	$13,545

(b)        Amounts allocated to the general partner for its 1.0101% interest in the operating partnership, Ferrellgas, L.P.

(c)         Adjusted EBITDA is calculated as earnings (loss) before income tax expense(benefit), interest expense, depreciation and amortization expense, loss on extinguishment of debt, non-cash employee stock ownership plan compensation charge, non-cash stock and unit-based compensation charge, loss on disposal of assets,other expense (income), net, change in fair value of contingent consideration, litigation accrual and related legal fees associated with a class action lawsuit and net earnings(loss) attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful because it allows investors to view the partnership’s performance in a manner similar to the method management uses, adjusted for items management believes makes it easier to compare its results with other companies that structures. This method of calculating Adjusted EBITDA may not be consistent with that of other companies and should be viewed in conjunction with measurements that have different financing and capital are computed in accordance with GAAP.

(d)        Net cash interest expense is the sum of interest expense less non-cash interest expense and other expense (income), net. This amount includes interest expense related to the accounts receivable securitization facility.

(e)         Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment.

(f)          Management considers distributable cash flow to equity investors a meaningful non-GAAP measure of the partnership’s ability to declare and pay quarterly distributions to equity investors.  Distributable cash flow to equity investors, as management defines it, may not be comparable to distributable cash flow to equity investors or similarly titled measurements used by other corporations and partnerships.  Items added into our calculation of distributable cash flow to equity investors that will not occur on a continuing basis may have associated cash payments.  Distributable cash flow to equity investors may not be consistent with that of other companies and should be viewed in conjunction with measurements that are computed in accordance with GAAP.